TO BE EFFECTIVE SEPTEMBER 17, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                     STRONG INTERNATIONAL EQUITY FUNDS, INC.

     The undersigned Assistant Secretary of Strong International Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section
180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong Advisor International Core Fund as an additional class of Common Stock, as indicated below.

     "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                SERIES                     AUTHORIZED NUMBER OF SHARES

Strong Advisor International Core Fund               Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite
                                                     Class L                    Indefinite
Strong Foreign MajorMarketsSM Fund                   Investor                   Indefinite
Strong International Stock Fund                      Investor                   Indefinite
Strong Overseas Fund                                 Investor                   Indefinite'

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on July 27, 2001 in accordance with Sections
180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required.

     Executed in duplicate on this 14th day of September, 2001.

                                   STRONG INTERNATIONAL EQUITY FUNDS, INC.


                                   By: /s/ GILBERT L. SOUTHWELL III
                                      -----------------------------------------
                                       Gilbert L. Southwell III, Assistant
                                       Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051